                                                                    EXHIBIT 10.9

                            DEPOSIT ESCROW AGREEMENT
                            ------------------------

     This Escrow Agreement is made as of July 13, 1994 among COLONY CAPITAL, INC. (the "Depositor"), FIDELITY FEDERAL BANK (the "Beneficiary") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan"), as Deposit Escrow Agent hereunder (the "Deposit Escrow Agent").

     1.  Escrow Account.  The Depositor and the Beneficiary have entered into
         --------------
that certain Loan and REO Purchase Agreement (Primary) dated as of July 13, 1994 (the "Purchase Agreement"), and have delivered to the Deposit Escrow Agent a copy of such executed Purchase Agreement. The Depositor has agreed to deliver to the Deposit Escrow Agent no later than July 14, 1994, in escrow pursuant to the terms hereof, the sum of Five Million Dollars ($5,000,000), and has agreed pursuant to Section 2.01 of the Purchase Agreement to deposit an additional Twenty-Two Million, Seven Hundred Thousand, Ninety-Five Dollars ($22,700,095), which funds together constitute the "Deposit" thereunder and hereunder. The Deposit Escrow Agent agrees to accept each tranche of said Deposit and to establish and maintain a separate non-interest bearing escrow account therefor and for investments and reinvestments thereof (the "Escrow Account") pursuant to the terms hereof. Upon written notice from the Depositor, the Beneficiary or J.P. Morgan Securities Inc. in accordance with Section 3 below, the Deposit Escrow Agent shall liquidate the Escrow Account and pay the net proceeds of the Escrow Account to the Beneficiary or as the Beneficiary shall direct or to the Depositor or as the Depositor shall direct, as applicable. The funds in the Escrow Account remain the funds of the Depositor, subject only to the rights of the Beneficiary to receive such funds under the circumstances described in this Agreement.

     2.  Investment.  The Deposit Escrow Agent agrees to invest each tranche of
         ----------
the Deposit on the date of receipt thereof, provided that the funds and written instructions signed by a person identified in Exhibit A hereto and specifying the exact investment to the satisfaction of the Deposit Escrow Agent are received by the Deposit Escrow Agent prior to 10:00 a.m. Eastern Time; and to reinvest the Escrow Account within two business days after receipt of written instructions signed by a person identified in Exhibit A hereto and specifying the exact investment or reinvestment to the satisfaction of the Deposit Escrow Agent, only in one or more of the following investments (the "Obligations") at the time of investment:

           (i) Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America; or

           (ii) Repurchase Agreements involving Obligations listed in (A) above; or

           (iii) Certificates of Deposit issued, or day of deposit to day of withdrawal interest bearing accounts offered, by any bank, trust company or national banking association having capital stock, surplus and undivided profits not less than $50,000,000 as indicated in its most recently published statement of condition; or

           (iv)  Money Market Investment Options identified in Exhibit B hereto;
                 or

           (v) Such other investment as the Depositor, the Beneficiary and the Deposit Escrow Agent may agree in writing.

     The initial investment hereunder shall be in repurchase agreements pursuant to clause (ii) above. Investments may be made in Obligations of Morgan or any affiliate of Morgan. The Deposit Escrow Agent may purchase Obligations through Morgan and its affiliates and

Morgan and its affiliates may retain any charges or commissions customarily imposed for such purchases as if Morgan were not Deposit Escrow Agent hereunder. If the Deposit Escrow Agent determines that any investment instruction is not satisfactory to it, the Deposit Escrow Agent will use reasonable efforts to obtain a satisfactory investment instruction in lieu thereof. Interest and other earnings on the Obligations shall be added to the Escrow Account. Any loss incurred from an investment, including without limitation market loss resulting from early liquidation of and all costs of investment or liquidation, including without limitation all withholding and other taxes, will be borne by the Escrow Account. The Depositor and the Beneficiary agree to furnish to the Deposit Escrow Agent upon execution of this agreement and as subsequently required all appropriate U.S. tax forms and information in order for the Deposit Escrow Agent to comply with U.S. tax regulations. The Depositor agrees that any income earned on the Escrow Account will be reported as calendar year income to the U.S. IRS for the Depositor's account and shall be subject to any applicable withholding taxes, unless the Escrow Account shall have been delivered to Beneficiary by reason of a default by Depositor under the Purchase Agreement.

     No Obligation shall have a final maturity which exceeds August 23, 1994, provided that on and after August 23, 1994, the Deposit Escrow Agent may invest and reinvest the Escrow Account in Obligations having a maturity of one day; and provided further that investments in Money Market Investment Options defined in Exhibit B hereto and deposits in a day of deposit to day of withdrawal interest bearing account shall be deemed to have a maturity of one day.

     3.  Disbursement of Escrow Account.
         ------------------------------

     (a) Except as provided in subparagraph (b) below, the net proceeds of the Escrow Account shall be paid in accordance with the provisions of Sections 2.01 and 6.08 of the Purchase Agreement, which Sections of the Purchase Agreement (and the definitions of the capitalized terms used in such Sections) are hereby incorporated by reference as though fully set forth in this Section 3. Capitalized terms used in this Section 3 and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement. Notice of any action taken by Deposit Escrow Agent under this Section 3 shall be given to all parties promptly. In order to effect the provisions of this Section 3:

           (i) If the Deposit Escrow Agent receives notice from the Beneficiary stating that the Depositor has breached or anticipatorily breached the Purchase Agreement, or that the purchase and sale of the Assets contemplated in the Purchase Agreement has not closed by the Closing Date as a result of a breach of the Purchase Agreement by the Depositor or the Depositor's failure to satisfy a condition precedent to the Closing, and such notice is also signed by the Depositor, then the Deposit Escrow Agent shall, not later than the following day, pay to the Beneficiary in immediately available funds by wire transfer to the account specified by the Beneficiary, the full amount of the Deposit including all interest earned thereon to the date of payment;

           (ii) If the Deposit Escrow Agent receives notice from the Beneficiary stating that the Depositor has breached or anticipatorily breached the Purchase Agreement, or that the purchase and sale of the Assets contemplated in the Purchase Agreement has not closed by the Closing Date as a result of a breach of the Purchase Agreement by the Depositor or the Depositor's failure to satisfy a condition precedent to the Closing, and such notice is not signed by the Depositor, then the Deposit Escrow Agent shall immediately notify the Depositor of the receipt thereof and if within four business days of receipt of such notice by the Depositor the Deposit Escrow Agent has not been notified by the Depositor that the Depositor disputes such notice then the Deposit Escrow Agent shall, not later than the following day, pay to the Beneficiary in immediately available funds by wire transfer to the account specified by the Beneficiary, the full amount of the Deposit including all interest earned thereon to the date of payment;

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

           (iii) If the Deposit Escrow Agent receives notice from the Depositor stating that the purchase and sale of the Assets contemplated in the Purchase Agreement has not closed by the Closing Date as a result of a breach of the Purchase Agreement by the Beneficiary or the Beneficiary's failure to satisfy a condition precedent to the Closing, and such notice is also signed by the Beneficiary, then the Deposit Escrow Agent shall, not later than the following day, repay to the Depositor in immediately available funds by wire transfer to the account specified by the Depositor, the full amount of the Deposit including all interest earned thereon to the date of repayment;

           (iv) If the Deposit Escrow Agent receives notice from the Depositor stating that the purchase and sale of the Assets contemplated in the Purchase Agreement has not closed by the Closing Date as a result of a breach of the Purchase Agreement by the Beneficiary or the Beneficiary's failure to satisfy a condition precedent to the Closing, and such notice is not signed by the Beneficiary, then the Deposit Escrow Agent shall immediately notify the Beneficiary of the receipt thereof and if within four business days of receipt of such notice by the Beneficiary the Deposit Escrow Agent has not been notified by the Beneficiary that the Beneficiary disputes such notice then the Deposit Escrow Agent shall, not later than the following day, repay to the Depositor in immediately available funds by wire transfer to the account specified by the Depositor, the full amount of the Deposit including all interest earned thereon to the date of repayment;

     (b) If on or after July 22, 1994 or such later date as the Depositor and the Beneficiary shall agree in writing and notify the Escrow Deposit Agent, the Deposit Escrow Agent has received a notice from J.P. Morgan Securities Inc. that J.P. Morgan Securities Inc. has not received written or verbal notice from the Office of Thrift Supervision ("OTS") that the Purchase Agreement has been approved by the OTS, then the Deposit Escrow Agent shall, not later than the following day, repay to the Depositor in immediately available funds by wire transfer to the account specified by the Depositor, the full amount of the Deposit then held, including all interest earned thereon to the date of repayment. The parties hereto expressly acknowledge and grant their consent that the instruction to the Deposit Escrow Agent in this Section 3(b) is irrevocable and shall be adhered to by the Deposit Escrow Agent notwithstanding the receipt by the Deposit Escrow Agent of any conflicting notices, instructions or demands made by any person (including the Depositor and the Beneficiary), except for the order of a court having proper jurisdiction expressly prohibiting the disposition of the Deposit and interest thereon as contemplated hereunder.

     (c) If by the close of business on August 4, 1994 or such later date as the Depositor and the Beneficiary shall agree in writing, the Deposit Escrow Agent has received the second tranche of the Deposit of Twenty-Two Million, Seven Hundred Thousand, Ninety-Five Dollars ($22,700,095) in accordance with Section 1 of this Agreement, and on or after the business day next following such date the Deposit Escrow Agent receives a notice from J.P. Morgan Securities Inc. that the closing of the issuance and sale of the Common Stock pursuant to the Offering Circular has not occurred, then the Deposit Escrow Agent shall, not later than the following day, repay to the Depositor in immediately available funds by wire transfer to the account specified by the Depositor, the full amount of the Deposit including all interest earned thereon to the date of repayment. The parties hereto expressly acknowledge and grant them consent that the instruction to the Deposit Escrow Agent in this Section 3(c) is irrevocable and shall be adhered to by the Deposit Escrow Agent notwithstanding the receipt by the Deposit Escrow Agent of any conflicting notices, instructions or demands made by any Person (including the Depositor and the Beneficiary), except for the order of a court having proper jurisdiction expressly prohibiting the disposition of the Deposit and interest thereon as contemplated hereunder.

     (d) Any disputes of which the Deposit Escrow Agent has notice prior to the payment or repayment of the Deposit in accordance with Section 3(a) above shall be subject to Section 4(d) of this Agreement.

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

     4.  The Deposit Escrow Agent.
         ------------------------
     (a) The Depositor and the Beneficiary agree jointly and severally to indemnify, defend, and hold the Deposit Escrow Agent harmless against all losses, liabilities and expenses (including attorney's fees and expenses), arising out of or in connection with this Agreement or any transaction related hereto, except to the extent that any such loss, liability, or expense results from the gross negligence or willful misconduct of the Deposit Escrow Agent. The foregoing indemnities shall survive the resignation of the Deposit Escrow Agent and the termination of this Agreement.

     (b) The Deposit Escrow Agent's duties are only such as are specifically provided herein, and the Deposit Escrow Agent shall incur no fiduciary or other liability whatsoever to the Depositor or the Beneficiary, or any other person, except to the extent the Depositor or the Beneficiary incur loss or liability due to the Deposit Escrow Agent's gross negligence or willful misconduct. The Deposit Escrow Agent may consult with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. The Deposit Escrow Agent may rely and shall be fully protected in acting upon any written instructions given to it hereunder and believed by it to have been properly executed. The Deposit Escrow Agent shall not be liable for interest on the Escrow Account except to the extent earned.

     (c) The Depositor and the Beneficiary agree to pay the Deposit Escrow Agent, in equal portions, annually in advance, as compensation for the ordinary administrative services to be rendered hereunder, a fee of $4,500 per year, or any part thereof, from and after the date first written above payable on the execution of this agreement and on each anniversary of the date first written above. The Depositor and the Beneficiary agree further to pay in equal portions all expenses of the Deposit Escrow Agent, including its attorney's fees and expenses, which it may incur in connection with the performance of its duties under this Agreement or the enforcement of the indemnities provided in Section 4(a). The Deposit Escrow Agent's claim for such fees and expenses and for its indemnities provided in Section 4(a) shall constitute a first lien against the Escrow Account.

     (d) It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or right of possession of the Escrow Account, except as provided in Section 3(b) and 3(c) above, the Deposit Escrow Agent may retain in its possession, without liability to anyone, all or any part of said Escrow Account until such dispute shall have been settled either by agreement of the parties to such dispute or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States after the time for appeal has expired and no appeal has been perfected. The Deposit Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. The Deposit Escrow Agent may turn over all or any part of the Escrow Account to or upon instruction of such court or tribunal, without liability to any person, in the case of any such dispute. Notice of any such dispute or of any disposition of all or any part of the Escrow Account shall be given by Escrow Deposit Agent to all parties promptly.

     (e) The Deposit Escrow Agent may resign at any time by giving written notice thereof to the Depositor and the Beneficiary. Such resignation shall become effective when a successor Deposit Escrow Agent shall have been appointed by the Depositor and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Deposit Escrow Agent shall not have been delivered to the Deposit Escrow Agent within 30 days after the giving of such notice of resignation, the Deposit Escrow Agent's duties hereunder are limited to holding the Escrow Account without further reinvestment and disposing of the Escrow Account as directed jointly by the Depositor and the Beneficiary. The resigning Deposit Escrow Agent may at the expense of the Depositor and the Beneficiary petition any court of competent jurisdiction, including without limitation the Supreme Court of the State of New York, for the appointment of a successor Deposit Escrow Agent and may turn over the Escrow Account to such successor Deposit Escrow Agent.

     (f) Morgan and its affiliates may, without having to account therefor to any person, accept deposits from, extend credit (on a secured or unsecured basis) to and generally engage in any kind of banking, trust or other business with the Depositor or the Beneficiary or any of their affiliates as if it were not acting as the Deposit Escrow Agent, and may accept fees and other consideration for services in connection with this Agreement or otherwise without having to account for the same to any person.

     5.  Notices.  Any notices or other communications permitted or required
         -------
hereunder shall be in writing and shall be personally delivered, sent by overnight delivery service, or mailed by certified mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or facsimile (tested by telephonic confirmation of receipt) to the following addresses, or such other address as may hereafter be furnished in writing in the same manner:

           (i)    if to the Deposit Escrow Agent, to:

                  Morgan Guaranty Trust Company of New York
                  60 Wall Street, 36th Floor
                  New York, New York  10260
                  Attention:  Corporate Trust Administration, Norma Pane
                  Telecopier:  (212) 648-5103
                  Telephone:  (212) 648-9261

           (ii)   if to the Depositor, to

                  Colony Capital, Inc.
                  1999 Avenue of the Stars. Suite 1200
                  Los Angeles, California 90067
                  Attention: Lawrence A. Kestin
                  Telecopier:  (310)  282-8808
                  Telephone:   (310)  282-8820

                  with a copy to:

                  Colony Capital, Inc.
                  201 Main Street, Suite 2420
                  Fort Worth, Texas  76102
                  Attention:  Richard Ekleberry, Esq.
                  Telecopier:  (817) 871-4010
                  Telephone:  (817) 871-4080

                             and

           (iii)  if to the Beneficiary, to:

                  Fidelity Federal Bank, F.S.B.
                  4565 Colorado Boulevard
                  Los Angeles, California 90039
                  Attention:  Richard Greenwood
                                Chairman and CEO
                              and
                              ---
                              James F. Barnett
                                Senior Vice President,
                                Credit Administration
                  Telecopier: (818) 549-3002
                  Telephone: (818) 956-7100

                  with a copy to:

                  Fidelity Federal Bank
                  600 N. Brand Avenue
                  Glendale, California 91209
                  Attention:  Frederick I. Fox, Esq.
                  Telecopier:   (818)  549-3773
                  Telephone:    (818)  549-3693

Notices shall be effective on receipt. The date of receipt of a notice transmitted by telex, telegraph or facsimile shall be the date of such telex, telegraph or facsimile, if sent prior to 6:00 p.m. Pacific Time, and the next business day if sent after 6:00 p.m. Pacific Time, except that the date of receipt of a notice transmitted to the Deposit Escrow Agent by telex, telegraph or facsimile shall be the date of such telex, telegraph or facsimile, if sent prior to 6:00 p.m. Eastern Time, and the next business day if sent after 6:00 p.m. Eastern Time.

     6.  Miscellaneous.  This Agreement may be amended only in writing,
         -------------
signed by the parties hereto. It expresses the entire understanding of the parties hereto with regard to the subject matter hereof. No third party shall benefit from or be entitled to enforce any provision hereof. No party shall assign its rights or duties hereunder except in accordance with the provisions of Section 8.10 of the Purchase Agreement. This Agreement shall be construed in accordance with the laws of the State of New York. It may be executed in several counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Deposit Escrow Agreement as of the date first written above.


ATTEST:                                COLONY CAPITAL, INC., Depositor

[SEAL]


                                       By:   /s/ LAWRENCE A. KESTIN
- - ----------------------------------          -------------------------------
Name:                                  Name:   Lawrence A. Kestin,
Title                                  Title:  Vice President



ATTEST:

[SEAL]                                 FIDELITY FEDERAL BANK, Beneficiary


                                       By:   /s/ GODFREY B. EVANS
- - ----------------------------------          -------------------------------
Name:                                  Name:   Godfrey B. Evans
Title:                                 Title:  Senior Vice President and
                                               General Counsel


ATTEST:                                MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK, as Deposit
[SEAL]                                 Escrow Agent


                                       By:   /s/ NORMA R. PANE
- - ----------------------------------          -------------------------------
Name:                                  Name:   Norma R. Pane
Assistant Secretary                    Title:  Vice President

                                   Exhibit A
                                   ---------

              Persons authorized to sign investment instructions

            Name and Title                          Signature

          Lawrence A. Kestin            /s/ LAWRENCE A. KESTIN
                                       ------------------------------------
            Vice President


             Mark Hedstrom
                                       ------------------------------------
            Vice President


              Kelvin Davis
                                       ------------------------------------
        Executive Vice President


The undersigned Secretary/Assistant Secretary of the corporation identified as the Depositor in the Deposit Escrow Agreement to which this certificate is Exhibit A hereby certifies that the above named persons are authorized to give investment instructions and that the title and signature of each is such person's true title and signature.



                                       ------------------------------------
                                       Secretary/Assistant Secretary

                                   Exhibit B
                                   ---------

                        Money Market Investment Options

Money Market Fund Name                      Portfolio Asset Mix
- - ----------------------                      -------------------

Federated Trust for U.S. Treasury           U.S. Treasury Direct Obligations
Obligations

- - --------------------------------------------------------------------------------
The Pierpont (JP Morgan) Money Market       U.S. Government and agency
Fund                                        obligations, commercial paper,
                                            bakers' acceptances, certificates
                                            of deposit, corporate bonds

- - --------------------------------------------------------------------------------
Federated Short Term U.S. Government        Off-shore money market fund for
Securities                                  non-resident aliens of the U.S.
                                            investing in obligations of the U.S.
                                            Government and its agencies